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                                                                    EXHIBIT 23.6


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of ERP Operating Limited Partnership for the registration of 620,831 units of limited partnership interest and to the use of our report dated January 31, 1997, with respect to the consolidated financial statements and schedule of Evans Withycombe Residential, L.P. and Subsidiaries for the three years in the period ended December 31, 1996, included in this Consent Solicitation/Prospectus/Information Statement and included in the Current Report on Form 8-K, dated September 10, 1997, of ERP Operating Limited Partnership, filed with the Securities and Exchange Commission.



                                           /s/ Ernst & Young LLP
                                           --------------------------
                                           Ernst & Young LLP


Phoenix, Arizona
November 20, 1997